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                                                                EXHIBIT 10.45


                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

        This Second Amendment to Employment Agreement (the "Second Amendment") is made as of the 15th day of September, 1994 by and between Orchard Supply Hardware Corporation (the "Company") and Maynard Jenkins (the "Executive").

                               R E C I T A L S

        A. Executive is a party to that certain Employment Agreement dated as of January 1, 1989 by and between Executive and the Orchard Supply Hardware division of Wickes Companies, Inc. ("OSH"), as amended by the First Amendment to Employment Agreement dated as of April 15, 1992 by and between Executive and the Company (as amended, the "Employment Agreement").

        B. On May 30, 1989, the Company acquired substantially all of the assets and assumed certain liabilities of OSH (the "Acquisition").

        C. Pursuant to Section 7(d) of the Employment Agreement, the rights and obligations of OSH under the Employment Agreement have inured to and are binding upon the Company as a result of the Acquisition.

        D. The Company and Executive now desire to amend the Employment Agreement as hereinafter set forth.

                              A G R E E M E N T

        NOW, THEREFORE, the Company and Executive hereby agree as follows:

        1. Section 2(c) of the Employment Agreement shall be deleted and replaced in its entirety as follows:

            (c) In addition to the foregoing, Executive shall be entitled to receive a bonus of $125,000 per year, effective for the fiscal year ending January 29, 1995, which shall be paid to the Executive at the same time as the bonus is paid or, if no bonus is earned, at the same time such bonus would otherwise be payable to the Executive pursuant to the Company's Executive Incentive Compensation Plan or such plan or plans as may succeed the Executive Incentive



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        Compensation Plan for such year as provided in Section 2(b) hereof.

        2. Except to the extent specifically set forth herein, nothing contained herein shall constitute an amendment or waiver of any other terms, provisions or requirements of the Employment Agreement.

        3.  This Second Amendment may be executed in counterparts.

        4. This Second Amendment is executed and delivered in the State of California and shall not be construed and enforced in accordance with the laws and decisions of said State.

        IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year first above written.

                                THE COMPANY:

                                ORCHARD SUPPLY HARDWARE CORPORATION

                                By:  /s/ Stephen M. Hilberg
                                     -------------------------------
                                Its: Vice President
                                     -------------------------------

                                EXECUTIVE:

                                /s/ Maynard Jenkins
                                -------------------------------------
                                Maynard Jenkins


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